UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 16, 2006
Williams Partners L.P.
(Exact name of registrant as specified in its charter)

Delaware	1-32599	20-2485124
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

One Williams Center
Tulsa, Oklahoma		74172-0172
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (918) 573-2000
NOT APPLICABLE
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On November 16, 2006, Williams Partners L.P. (the “Partnership”) entered into a Purchase and Sale Agreement (the “Purchase Agreement”) with Williams Energy Services, LLC (“WES”), Williams Field Services Group, LLC (“WFSG”), Williams Field Services Company, LLC (“WFSC”), Williams Partners GP LLC, the general partner of the Partnership (the “General Partner” and together with WES, WFSG and WFSC, the “Seller Parties”), and Williams Partners Operating LLC, the operating subsidiary of the Partnership (“Williams OLLC” and together with the Partnership, the “Buyer Parties”), pursuant to which the Seller Parties have agreed to contribute to the Buyer Parties a 74.9% membership interest (the “Four Corners Interest”) in Williams Four Corners LLC (“Four Corners”) for aggregate consideration of $1.223 billion, subject to possible adjustment in favor of the Buyer Parties.
     Four Corners owns natural gas gathering, processing and treating assets in the San Juan Basin in Colorado and New Mexico. In June 2006, the Buyer Parties acquired a 25.1% membership interest in Four Corners from the Seller Parties in exchange for aggregate consideration of $360.0 million.
     Upon the closing of the transactions contemplated by the Purchase Agreement, the following, among other things, will occur: (i) the Seller Parties and the Buyer Parties will enter into a Contribution, Conveyance and Assumption Agreement (the “Contribution Agreement”) pursuant to which the Four Corners Interest will be contributed from the Seller Parties to the Buyer Parties; (ii) the General Partner will enter into Amendment No. 3 to the Partnership’s agreement of limited partnership (the “Amendment”) in order to establish the terms of the Class B Units discussed above; and (iii) the Seller Parties will terminate the $20.0 million loan agreement between Williams and Four Corners.
     The closing of the Purchase Agreement is subject to the satisfaction of a number of conditions, including the Buyer Parties’ ability to obtain financing and the receipt of all necessary consents, including antitrust clearance from the Federal Trade Commission under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. The Partnership expects closing to occur in the fourth quarter of 2006.
     The consideration to be paid by the Buyer Parties will consist of cash and up to $325.0 million of Class B units representing limited partner interests in the Partnership (“Class B Units”) issued to the General Partner or its designee(s). Any issuance of Class B Units pursuant to the Purchase Agreement as partial consideration for the Four Corners Interest will be made in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), afforded by Section 4(2) of the Securities Act.
     Any Class B Units that may be issued pursuant to the Purchase Agreement would represent a separate class of the Partnership’s limited partner interests. Any Class B Units issued as part of the consideration for the Four Corners Interest would be (i) issued at an assumed price equal to the price per common unit to investors (before underwriting discounts and commissions, placement fees or other expenses) in an underwritten public offering of common units by the Partnership undertaken to finance a portion of the cash consideration, and (ii) convert into common units on a one-for-one basis upon the approval of unitholders as required by the NYSE, except for units held by The Williams Companies, Inc. (“Williams”) and its affiliates. The Partnership would be required to seek such approval as promptly as practicable after issuance of the Class B Units in connection with the consummation of the acquisition of the Four Corners Interest. If the requisite unitholder approval is not obtained, the Partnership would be obligated to resubmit the conversion proposal to unitholders, but not more frequently than once every six months.
     Any Class B Units issued as part of the consideration for the Four Corners Interest would have the same voting rights as if they were outstanding common units and will be entitled to vote as a separate class on any matters that adversely affects the rights or preferences of the Class B Units in relation to other classes of partnership interests or as required by law. The Class B Units would not be entitled to vote on the approval of the conversion of the Class B Units into common units.
     Any Class B Units issued as part of the consideration for the Four Corners Interest would be subordinated to common units and senior to subordinated units with respect to the payment of the minimum quarterly distribution, including any arrearages with respect to minimum quarterly distributions from prior periods. Such Class B Units would also be subordinated to common units and senior to subordinated units with respect to the right to receive distributions upon liquidation of the Partnership.
     If the Partnership has not obtained the requisite unitholder approval of the conversion of the Class B Units within six months of the closing date of the acquisition of the Four Corners Interest, the Class B Units will be entitled to receive 115% of the quarterly distribution and distributions on liquidation payable on each common unit, subject to the subordination provisions described above.
     Any Class B Units issued as part of the consideration for the Four Corners Interest and the common units issuable upon conversion thereof would have the general registration rights in favor of the General Partner and its affiliates as provided by the Partnership’s agreement of limited partnership.
     Pursuant to the Purchase Agreement, the Seller Parties agreed to indemnify the Buyer Parties, their subsidiaries and their respective securityholders, officers, directors and employees (the “Buyer Indemnified Parties”) against certain losses resulting from any breach of the Seller Parties’ representations, warranties, covenants or agreements or any breach or violation of any environmental laws (as defined in the Purchase Agreement) by Four Corners or relating to its assets, operations or businesses that occurs prior to closing. The Buyer Parties agreed to indemnify the Seller Parties, their affiliates (other than Four Corners or the Buyer Indemnified Parties) and their respective securityholders, officers, directors and employees against certain losses resulting from any breach of the Buyer Parties’ representations, warranties, covenants or agreements or any breach or violation of any environmental laws by Four Corners or relating to its assets, operations or businesses that occurs after closing. Certain of the parties’ indemnification obligations are subject to an aggregate deductible of $5.0 million. All of the parties’ indemnification obligations are subject to a cap equal to $150.0 million, except that the Seller Parties’ indemnification obligation with respect to a breach of their representation of title to the Four Corners Interest may not exceed the $1.223 billion purchase price. In addition, the parties’ reciprocal indemnification obligations for certain tax liabilities and losses are not subject to the deductible and cap.

     The description of the Purchase Agreement in this report is qualified in its entirety by reference to the copy of the Purchase Agreement, including the form of each of the Contribution Agreement and the Amendment attached as exhibits thereto, filed as Exhibit 2.1 to this report, which is incorporated by reference into this report in its entirety.
     The General Partner serves as the general partner of the Partnership, holding a 2% general partner interest and incentive distribution rights in the Partnership. Williams currently directly or indirectly owns (i) 100% of the General Partner, which allows it to control the Partnership and own the 2% general partner interest and incentive distribution rights in the Partnership, (ii) 100% of WES, WFSG and WFSC, (iii) 74.9% of Four Corners and (iv) an approximate 37.4% limited partner interest in the Partnership. The conflicts committee of the board of directors of the General Partner recommended approval of the Partnership’s acquisition of the remaining 74.9% interest in Four Corners. The conflicts committee retained independent legal and financial advisors to assist it in evaluating and negotiating the transaction. In recommending approval of the transaction, the conflicts committee based its decision in part on an opinion from the committee’s independent financial advisor that the consideration to be paid by the Partnership is fair, from a financial point of view, to the Partnership and its public unitholders.
     Further, certain officers and directors of the General Partner serve as officers and/or directors of Williams, WES, WFSG, WFSC and Four Corners. The Partnership is a party to an omnibus agreement with Williams and its affiliates that governs the Partnership’s relationship with them regarding reimbursement and indemnification for certain matters, including certain general and administrative expenses and certain environmental liabilities, and a license for the use of certain software and intellectual property. The Partnership is also party to a $20.0 million working capital loan agreement where Williams is the lender and the Partnership is the borrower. Further, the Partnership and Williams are both party to a $1.5 billion credit agreement with certain lenders whereby the Partnership is permitted to borrow up to $75.0 million for general partnership purposes, including acquisitions.
     WFSC and Williams OLLC are party to the amended and restated limited liability company agreement of Four Corners that currently governs the management of Four Corners, which will be amended at the closing of the transactions contemplated by the Purchase Agreement so that WFSC will no longer be a party thereto. Four Corners is a party to a $20.0 million loan agreement where Williams is the lender and Four Corners is the borrower, which will be terminated at the closing of the transactions contemplated by the Purchase Agreement. In addition, the Partnership and its affiliates and Williams and its affiliates are counterparties to various commercial agreements entered into in the ordinary course of business.
     Certain matters discussed in this current report on Form 8-K, excluding historical information, might contain forward-looking statements — statements that do not directly or exclusively relate to historical facts. You typically can identify forward-looking statements by the use of forward-looking words, such as “anticipate,” “believe,” “could,” “continue,” “estimate,” “expect,” “forecast,” “may,” “plan,” “potential,” “project,” “schedule,” “will” and other similar words. These statements are based on the Partnership’s intentions, beliefs and assumptions about future events and are subject to risks, uncertainties and other factors. Actual results could differ materially from those contemplated by the forward-looking statements. In addition to any assumptions, risks, uncertainties and other factors referred to specifically in connection with such statements, other factors could cause the Partnership’s actual results to differ materially from the results expressed or implied in any forward-looking statements. Those risks, uncertainties and factors include, among others: the Partnership may not have sufficient cash from operations to enable it to pay the minimum quarterly distribution following establishment of cash reserves and payment of fees and expenses, including payments to its general partner; because of the natural decline in production from existing wells and competitive factors, the success of the Partnership’s gathering and transportation businesses depends on its ability to connect new sources of natural gas supply, which is dependent on factors beyond its control; the Partnership’s processing, fractionation and storage business could be affected by any decrease in the price of natural gas liquids or a change in the price of natural gas liquids relative to the price of natural gas; lower natural gas and oil prices could adversely affect the Partnership’s fractionation and storage businesses; the Partnership depends on certain key customers and producers for a significant portion of its revenues and supply of natural gas and natural gas liquids and the loss of any of these key customers or producers could result in a decline in its revenues and cash available to pay distributions; if third-party pipelines and other facilities interconnected to the Partnership’s pipelines and facilities become unavailable to transport natural gas and natural gas liquids or to treat natural gas, the Partnership’s revenues and cash available to pay distributions could be adversely affected; the Partnership’s future financial and operating flexibility may be adversely affected by restrictions in its indenture and by its leverage; Williams’ credit agreement and Williams’ public indentures contain financial and operating restrictions that may limit the Partnership’s access to credit; in addition, the Partnership’s ability to obtain credit in the future will be affected by Williams’ credit ratings; the Partnership’s general partner and its affiliates have conflicts of interest and limited fiduciary duties, which may permit them to favor their own interest to the detriment of the Partnership’s unitholders; the Partnership’s partnership agreement limits its general partner’s fiduciary duties to the Partnership’s unitholders for actions taken by the general partner that might otherwise constitute breaches of fiduciary duty; even if unitholders are dissatisfied, they cannot remove the Partnership’s general partner without its consent; unitholders may be required to pay taxes on their share of the Partnership’s income even if they do not receive any cash distributions from the Partnership; and the Partnership’s operations are subject to operational hazards and unforeseen interruptions for which it may or may not be adequately insured. In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than the Partnership has described. The Partnership undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Investors are urged to closely consider the disclosures and risk factors in the Partnership’s annual report on Form 10-K filed with the Securities and Exchange Commission on March 3, 2006 and the Partnership’s quarterly reports on Form 10-Q available from the Partnership’s offices or from the Partnership’s website at www.williamslp.com.
Item 3.02 Unregistered Sales of Equity Securities.
     The information set forth under Item 1.01 above with respect to the issuance of up to $325.0 million of Class B Units pursuant to the Purchase Agreement and the terms of such Class B Units is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit Number	Description
Exhibit 2.1 #	Purchase and Sale Agreement, dated November 16, 2006, by and among Williams Energy Services, LLC, Williams Field Services Group, LLC, Williams Field Services Company, LLC, Williams Partners GP LLC, Williams Partners L.P. and Williams Partners Operating LLC.

#	Pursuant to Item 601(b)(2) of Regulation S-K, the registrant agrees to furnish supplementally a copy of any omitted exhibit or schedule to the SEC upon request.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLIAMS PARTNERS L.P.

	By:	Williams Partners GP LLC,
its General Partner

Date: November 21, 2006		/s/ William H. Gault

William H. Gault
Assistant Secretary

EXHIBIT INDEX

Exhibit Number	Description
Exhibit 2.1 #	Purchase and Sale Agreement, dated November 16, 2006, by and among Williams Energy Services, LLC, Williams Field Services Group, LLC, Williams Field Services Company, LLC, Williams Partners GP LLC, Williams Partners L.P. and Williams Partners Operating LLC.

#	Pursuant to Item 601(b)(2) of Regulation S-K, the registrant agrees to furnish supplementally a copy of any omitted exhibit or schedule to the SEC upon request.